Exhibit 99.1

Press Information 2211 H. H. Dow Way Midland, MI 48674 dow.com

The Dow Chemical Company Announces Tender Offer for Senior Notes

MIDLAND, Mich. – August 17, 2020 – The Dow Chemical Company (“TDCC”), a wholly owned subsidiary of Dow Inc. (“Dow”) (NYSE: DOW) announced today that it has commenced cash tender offers (each, individually with respect to a series of Notes, a “Tender Offer” with respect to such series, and collectively, the “Tender Offers”) to purchase its debt securities and certain debt securities of Union Carbide Corporation (“Union Carbide”), a wholly-owned subsidiary of TDCC, listed in the table below (collectively, the “Notes”) in an aggregate purchase price (excluding Accrued Interest (as defined below)) of up to $550 million (the “Maximum Tender Offer Amount”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 17, 2020 (the “Offer to Purchase”). “Aggregate purchase price” refers to the aggregate price to be paid by us in repurchasing any of the series of Notes eligible for the Tender Offers, excluding Accrued Interest, which will not be included in the Maximum Tender Offer Amount.

Each Tender Offer is open to all registered holders of such series of Notes (individually, a “Holder” and collectively, the “Holders”). Subject to the Maximum Tender Offer Amount and the “Tender Caps” (as set forth in the table below), the amount of a series of Notes that is purchased in the Tender Offers on the applicable Settlement Date (as defined below) will be based on the acceptance priority level for such series (in numerical priority order, with 1 being the highest) (the “Acceptance Priority Level”) set forth in the table below and on the cover page of the Offer to Purchase, subject to the proration arrangements applicable to the Tender Offers.

Title of Notes	CUSIP Number	Original Issuer	Total Principal Amount Outstanding (SecReg & 144A)	Acceptance Priority Level	Tender Cap (Aggregate Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread	Early Tender Premium(2)

7.375% Senior Notes due 2023	260543BE2	TDCC	$150,000,000	1	$75,000,000	0.125% due August 15, 2023	FIT1	75 bps	$30

7.875% Senior Notes due 2023	905572AD5	Union Carbide	$175,000,000	2	$85,000,000	0.125% due August 15, 2023	FIT1	75 bps	$30

7.500% Senior Notes due 2025	905581AR5	Union Carbide	$150,000,000	3	$50,000,000	0.250% due July 31, 2025	FIT1	100 bps	$30

3.150% Senior Notes due 2024	260543CT8 260543CS0 (144A) U26054KJ1 (Reg S)	TDCC	$500,000,000	4	None	0.250% due July 31, 2025	FIT1	50 bps	$30

3.500% Senior Notes due 2024	260543CJ0	TDCC	$900,000,000	5	None	0.250% due July 31, 2025	FIT1	50 bps	$30

3.625% Senior Notes due 2026	260543CX9 260543CW1 (144A) U26054KL6 (Reg S)	TDCC	$750,000,000	6	$75,000,000	0.250% due July 31, 2025	FIT1	90 bps	$30

(1)	The applicable page on Bloomberg from which the Lead Dealer Manager (as defined below) will quote the bid-side prices of the applicable Reference U.S. Treasury Security (as defined below).
(2)	Per $1,000 principal amount of the applicable series of Notes tendered at or prior to the Early Tender Deadline (as defined below) and accepted for purchase.

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The Tender Offers are being made upon, and are subject to, the terms and conditions set forth in the Offer to Purchase. The Tender Offers will expire at 11:59 p.m., New York City time, on September 14, 2020, unless extended by TDCC or earlier terminated with respect to any Tender Offer (such date and time, as it may be extended or earlier terminated, the “Expiration Time”). No tenders of Notes submitted after the Expiration Time will be valid. Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 28, 2020 (such date and time, as it may be extended, the “Early Tender Deadline”) that are accepted for purchase will receive the applicable Total Consideration (as defined below), which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes that are validly tendered and not validly withdrawn following the Early Tender Deadline but at or prior to the Expiration Time that are accepted for purchase (if any) will receive only the applicable “Tender Offer Consideration,” which is, for each series of Notes, the applicable Total Consideration minus the applicable Early Tender Premium.

The “Total Consideration” for each series per $1,000 principal amount of Notes validly tendered and accepted for purchase by TDCC pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified for such series of Notes in the table above over the yield based on the bid side price of the applicable U.S. Treasury Security (the “Reference U.S. Treasury Security”) specified for each series of Notes in the table above, as calculated by the Lead Dealer Manager (as defined below) at 10:00 a.m., New York City time, on August 31, 2020, in accordance with standard market practice, subject to certain exceptions set forth in the Offer to Purchase.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest, rounded to the nearest cent on the applicable series of Notes from the last interest payment date with respect to such Notes to, but not including, the applicable Settlement Date, less any applicable withholding taxes (“Accrued Interest”). The Accrued Interest payable pursuant to the Tender Offers is excluded from the Maximum Tender Offer Amount.

Tendered Notes may be validly withdrawn from the Tender Offers at or prior to 5:00 p.m., New York City time, on August 28, 2020, unless extended by TDCC with respect to any Tender Offer (such date and time, as it may be extended, the “Withdrawal Deadline”). After the applicable Withdrawal Deadline, Holders who have validly tendered their Notes may not validly withdraw such Notes unless TDCC is required to extend withdrawal rights under applicable law.

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TDCC reserves the right, but is under no obligation, at any point following the Early Tender Deadline and before the Expiration Time, subject to the satisfaction or waiver of the conditions to the Tender Offers (including the Financing Condition (as defined below)), to accept for purchase any Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the settlement date of such purchase being the “Early Settlement Date”), subject to the Maximum Tender Offer Amount, the Tender Caps, the Acceptance Priority Levels and the proration arrangements applicable to the Tender Offers. The Early Settlement Date will be determined at TDCC’s option and is currently expected to occur on or after September 1, 2020, subject to all conditions to the Tender Offers (including the Financing Condition) having been either satisfied or waived by TDCC. Irrespective of whether TDCC chooses to exercise its option to have an Early Settlement Date, TDCC will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Time and that TDCC chooses to accept for purchase, subject to all conditions to the Tender Offers (including the Financing Condition) having been either satisfied or waived by TDCC, promptly following the Expiration Time (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Maximum Tender Offer Amount, the Tender Caps, the Acceptance Priority Levels and proration arrangements applicable to the Tender Offers. The Final Settlement Date is expected to occur on September 16, 2020, the second business day following the Expiration Time, assuming that the conditions to the Tender Offers (including the Financing Condition) are satisfied or waived and Notes in an aggregate purchase price equal to the Maximum Tender Offer Amount are not purchased on the Early Settlement Date.

Subject to the Maximum Tender Offer Amount, the Tender Caps and the proration arrangements applicable to the Tender Offers, all Notes validly tendered at or prior to the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes validly tendered at or prior to the Early Tender Deadline having a lower Acceptance Priority Level are accepted. Among any Notes validly tendered following the Early Tender Deadline but at or prior to the Expiration Time, Notes having a higher Acceptance Priority Level will be accepted before any Notes having a lower Acceptance Priority Level are accepted. However, if the Tender Offers are not fully subscribed as of the Early Tender Deadline, subject to the Tender Caps, Notes validly tendered at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the Early Tender Deadline, even if such Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered at or prior to the Early Tender Deadline.

Acceptances for tenders of Notes of a series may be subject to proration if the aggregate purchase price of the Notes of such series validly tendered would cause the applicable Tender Cap or the Maximum Tender Offer Amount to be exceeded. Furthermore, absent an amendment of the Tender Offers, (i) if the Tender Offers are fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for purchase, and (ii) if any Tender Cap is reached as of the Early Tender Deadline, Holders who validly tender Notes subject to such Tender Cap following the Early Tender Deadline will not have any of their Notes of such series accepted for purchase.

TDCC’s obligation to accept for payment and to pay for any of the Notes validly tendered in the Tender Offers is not subject to any minimum purchase price of Notes in the aggregate or of any series being tendered, but is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including a financing condition in respect of issuing senior debt securities on satisfactory terms and conditions (the “Financing Condition”). TDCC reserves the right, subject to applicable law, to: (i) waive any and all conditions to any Tender Offer; (ii) extend or terminate any Tender Offer; (iii) increase or decrease the Maximum Tender Offer Amount and/or increase, decrease or eliminate any of the Tender Caps; or (iv) otherwise amend any Tender Offer in any respect.

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A Holder wishing to tender Notes may do so by book-entry transfer and delivery of an agent’s message pursuant to DTC’s Automated Tender Offer Program. TDCC has retained BofA Securities to act as lead dealer manager in connection with the Tender Offers (the “Lead Dealer Manager”) and BNP Paribas Securities Corp. and HSBC Securities (USA) Inc. to act as Co-Dealer Managers (the “Co-Dealer Managers” and, together with the Lead Dealer Manager, the “Dealer Managers”). Questions and requests for assistance regarding the terms of the Tender Offers should be directed to BofA Securities at (980) 387-3907 (collect) or debt_advisory@bofa.com (email); BNP Paribas Securities Corp. at (888) 210-4358 (toll-free); and HSBC Securities (USA) Inc. at (866) 811-8049 (toll-free). Copies of the Offer to Purchase and any amendments or supplements to the foregoing may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers (the “Depositary and Information Agent”), by calling (212) 430-3774 (for banks and brokers only) or (866) 470-4300 (toll-free) (for all others) or via contact@gbsc-usa.com.

None of TDCC, Union Carbide, the Depositary and Information Agent, the Dealer Managers or the trustee under the indenture governing the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes as to which action is to be taken. Holders should consult their tax, accounting, financial and legal advisers regarding the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offers.

The Tender Offers are only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any Notes in the Tender Offers or any other securities of TDCC and Union Carbide. The Tender Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of TDCC or Union Carbide by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Dow

Dow (NYSE: DOW) combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure and consumer care. Dow operates 109 manufacturing sites in 31 countries and employs approximately 36,500 people. Dow delivered sales of approximately $43 billion in 2019. References to Dow or the Company mean Dow Inc. and its subsidiaries. For more information, please visit www.dow.com or follow @DowNewsroom on Twitter.

Union Carbide Corporation is a chemicals and polymers company that has been a wholly-owned subsidiary of The Dow Chemical Company since 2001.

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For further information, please contact:

INVESTORS: Colleen Kay ckay@dow.com +1 989-636-0920	MEDIA: Kyle Bandlow kbandlow@dow.com +1 989-638-2417

Cautionary Statement about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.

Forward-looking statements include, but are not limited to: expectations as to future sales of Dow’s products; the ability to protect Dow’s intellectual property in the United States and abroad; estimates regarding Dow’s capital requirements and need for and availability of financing; estimates of Dow’s expenses, future revenues and profitability; estimates of the size of the markets for Dow’s products and services and Dow’s ability to compete in such markets; expectations related to the rate and degree of market acceptance of Dow’s products; the outcome of certain Dow contingencies, such as litigation and environmental matters; estimates of the success of competing technologies that may become available; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and crude oil supply and price volatility; estimates regarding benefits achieved through contemplated restructuring activities, such as workforce reduction, exit and disposal activities; and expectations regarding the benefits and costs associated with each of the foregoing.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements also involve risks, uncertainties and other factors that are beyond Dow’s control that could cause Dow’s actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; ability to protect, defend and enforce Dow’s intellectual property rights; increased competition; changes in relationships with Dow’s significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; Dow’s ability to predict, identify and interpret changes in consumer preferences and demand; Dow’s ability to complete proposed divestitures or acquisitions; Dow’s ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to Dow in the future and the terms and conditions of such financing; disruptions in Dow’s information technology networks and systems; the continuing risks related to the COVID-19 pandemic and crude oil supply and price volatility; and Dow’s ability to realize the expected benefits of restructuring activities if they are approved and completed. Additionally, there may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business.

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Risks related to achieving the anticipated benefits of Dow’s separation from DowDuPont include, but are not limited to, a number of conditions outside the control of Dow, including risks related to: (i) Dow’s inability to achieve some or all of the benefits that it expects to receive from the separation from DowDuPont; (ii) certain tax risks associated with the separation; (iii) the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results; (iv) Dow’s inability to receive third-party consents required under the separation agreement; (v) non-compete restrictions under the separation agreement; (vi) receipt of less favorable terms in the commercial agreements Dow entered into with DuPont and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and (vii) Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. For a more detailed discussion of Dow’s risks and uncertainties, see the section titled “Risk Factors” contained in Part II, Item 1A of the combined Dow Inc. and TDCC Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and Part I, Item 1A of the combined Dow Inc. and TDCC Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events or otherwise, except as required by securities and other applicable laws.

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